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                                                                    EXHIBIT 10.4

                            FIRST AMENDMENT TO 1991
                         PERFORMANCE INCENTIVE PROGRAM


     The EXEL Limited 1991 Performance Incentive Program (the "Program") is hereby amended, effective as of December 4, 1996, as follows; provided, however, that this amendment shall be contingent upon approval by the affirmative votes of the holders of a majority of voting securities of EXEL Limited at a meeting duly held during calendar year 1997.

     1. The definition of "Change of Control" in Section I.B. of the Program is hereby amended to read as follows:

          "'Change of Control' shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Grantee is a member or which has been organized by the Grantee for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company."

     2. The definition of "Committee" in Section I.B. of the Program is hereby amended to read as follows:

          "'Committee' shall mean the entire Board or the Compensation Committee, or such other committee of the Board as may be designated by the Board to administer the Program."

     3. The definition of "Company" in Section I.B. of the Program is hereby amended to read as follows:

          "'Company' shall mean EXEL Limited, a Cayman Island corporation, any other entity in which EXEL Limited owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction."

     4. The definition of "Participant" in Section I.B. of the Program is hereby amended to read as follows:

          "'Participant' shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the
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     Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award."

     5. The definition of "Termination of Employment" in Section I.B. of the Program is hereby amended to read as follows:

          "'Termination of Employment' shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director's service on the Board for any reason."

     6. Section II.C. of the Program is amended by increasing the number of shares available under the Program to 8,000,000.

     7. Section V.A.3. of the Program is amended by deleting the last sentence thereof.

     8. Section VII.D.2. of the Program is amended by adding the following at the beginning thereof: "Except as otherwise determined by the Committee and set forth in the applicable Award Agreement,"